JANUS INTERNATIONAL GROUP REPORTS FOURTH QUARTER AND FULL YEAR 2024 FINANCIAL RESULTS

Delivered $963.8 Million in Total Revenue in 2024

Generated 2024 Net Income of $70.4 Million, or $0.49 Per Diluted Share,
with Adjusted EPS* of $0.57

Achieved 2024 Adjusted EBITDA* of $208.5 Million, and Adjusted EBITDA* Margin of 21.6%

Realized 2024 Free Cash Flow Conversion of Non-GAAP Adjusted Net Income* of 163%

Introduces Full-year 2025 Revenue and Adjusted EBITDA* Guidance

Reaffirms Long-Term Outlook for Organic Growth and Margin with Best-in-Class Offerings and Continued Focus on Execution

TEMPLE, GA, February 26, 2025 – Janus International Group, Inc. (NYSE: JBI) (“Janus” or the “Company”), a leading provider of access control technologies and building product solutions for the self-storage and other commercial and industrial sectors, today announced financial results for its fiscal fourth quarter and full year ended December 28, 2024.

Fourth Quarter 2024 Highlights

•Revenue of $230.8 million, a 12.5% decrease compared to $263.7 million for the fourth quarter of 2023, as total Self-Storage revenues were down 17.3% while Commercial and Other declined 1.0%. The asset acquisition of TMC contributed $9.5 million to revenue for the fourth quarter.

•Net income was $0.3 million, or $0.00 per diluted share, compared to $35.8 million, or $0.24 per diluted share, in the fourth quarter of 2023.

•Adjusted Net Income* (defined as net income plus the corresponding tax-adjusted add-backs shown in the Adjusted EBITDA reconciliation tables below) of $7.7 million, compared to $35.9 million in the fourth quarter of 2023. Adjusted earnings per diluted share was $0.05, compared to $0.24 in the fourth quarter of 2023.

•Adjusted EBITDA* of $34.6 million, a 53.4% decrease compared to $74.3 million for the fourth quarter of 2023, driven by decreased revenue and increased operating expenses. Adjusted EBITDA as a percentage of revenues was 15.0%, compared to 28.2% from the prior year period.

Full Year 2024 Highlights

•Revenue was $963.8 million, a 9.6% decrease compared to $1,066.4 million in 2023 as total Self-Storage revenues were down 9.3%, while Commercial and Other declined 10.3%. The May 2024 asset acquisition of TMC contributed $27.2 million to revenue for the year.

•Net income was $70.4 million, or $0.49 per diluted share, compared to $135.7 million, or $0.92 per diluted share in 2023.

•Adjusted Net Income* was $82.1 million, a 40.4% decrease compared to $138.4 million in 2023. Adjusted earnings per diluted share was $0.57, compared to $0.94 in 2023.

•Adjusted EBITDA* was $208.5 million, a 27.0% decrease compared to $285.6 million for 2023 driven by decreased revenue and increased operating expenses. As a percent of revenues, Adjusted EBITDA* was 21.6% as compared to 26.8% in the prior year.

•Repurchased 7.1 million shares, or 4.9% of shares outstanding at the beginning of the fiscal year.

“Even with the difficult market conditions we saw unfold during 2024, we remain confident in our long-term value proposition and believe the fundamentals that drive our industry remain intact,” Ramey Jackson, Chief Executive Officer, stated, “We’re proud of what we accomplished this year including the acquisition and integration of TMC and the launch of our Nokē Ion and NS door products. We also delivered exceptional free cash flow conversion of adjusted net income and net leverage well within our target range.”

Mr. Jackson continued, “As we look ahead to 2025, we continue to invest in the business to build resilience and deliver market leading products and services to our customers. With our robust balance sheet and strong customer relationships, we are confident in our ability to drive long-term value creation for all stakeholders.”

*Non-GAAP measure. See the sections titled "Non-GAAP Financial Measures" and “Reconciliation of GAAP to non-GAAP Financial Measures” for more information about such Non-GAAP financial measure and a reconciliation to the most directly related GAAP financial measure.

2025 Financial Outlook:

Based on the Company’s current business outlook, Janus is providing initial full year 2025 guidance as follows:

Range
Revenue	$860 million	$890 million
Adjusted EBITDA (non-GAAP)	$175 million	$195 million

The estimates set forth above and under “Reaffirms Long-Term Financial Targets” below were prepared by the Company’s management and are based upon a number of assumptions. See “Forward-Looking Statements.” The Company has excluded a quantitative reconciliation with respect to the Company’s 2025 guidance under the “unreasonable efforts” exception in Item 10(e)(1)(i)(B) of Regulation S-K. See “Non-GAAP Financial Measures” below for additional information.

Reaffirms Long-Term Financial Targets

As previously disclosed, the Company’s long-term outlook includes the following financial objectives:

	Range
Annual Organic Revenue Growth (non-GAAP)	4%	6%
Adjusted EBITDA Margin (non-GAAP)	25%	27%
Free Cash Flow Conversion of Adjusted Net Income (non-GAAP)	75%	100%
Net Leverage Ratio (non-GAAP)	2.0x	3.0x

About Janus International Group

Janus International Group, Inc. (www.JanusIntl.com) is a leading global manufacturer and supplier of turn-key self-storage, commercial and industrial building solutions, including: roll-up and swing doors, hallway systems, relocatable storage units and facility and door automation technologies. The Janus team operates out of several U.S and international locations.

Conference Call and Webcast

The Company will host a conference call and webcast to review results, discuss long-term outlook and conduct a question-and-answer session on Wednesday, February 26, 2025, at 10:00 a.m. Eastern time. The live webcast and archived replay of the conference call can be accessed on the Investors section of the Company’s website at www.janusintl.com. For those unable to access the webcast, the conference call will be accessible domestically or internationally, by dialing 1-800-445-7795 or 1-785-424-1699, respectively. Upon dialing in, please request to join the Janus International Group Fourth Quarter 2024 Earnings Conference Call. To access the replay of the call, dial 1-844-512-2921 (Domestic) and 1- 412-317-6671 (International) with pass code 11157773.

Forward Looking Statements

Certain statements in this communication, including the estimated guidance provided under “2025 Financial Outlook” and under “Reaffirms Long-Term Financial Targets” herein, may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this communication are forward-looking statements, including, but not limited to statements regarding Janus’s belief regarding the demand outlook for Janus’s products and the strength of the industrials markets. When used in this communication, words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would,” and other similar words and expressions or the negative of such terms or other similar expressions, as they relate to the management team, identify forward-looking statements. The forward-looking statements contained in this communication are based on our current expectations and beliefs concerning future developments and their potential effects on us. We cannot assure you that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some factors that could cause actual results to differ materially from forward-looking statements or historical performance: (i) risks of the self-storage industry; (ii) the highly competitive nature of the self-storage industry and Janus’s ability to compete therein; (iii) litigation, complaints, and/or adverse publicity; (iv) cyber incidents or directed attacks that could result in information theft, data corruption, operational disruption, and/or financial loss; (v) the risk that our share repurchase program will be fully consummated or that it will enhance shareholder value; and (vi) the risk that the demand outlook for Janus’s products may not be as strong as anticipated. There can be no assurance that the events, results, trends or guidance regarding financial outlook identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and Janus is not under any obligation and expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. This communication is not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in Janus and is not intended to form the basis of an investment decision in Janus. All subsequent written and oral forward-looking statements concerning Janus or other matters and attributable to Janus or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above and under the heading “Risk Factors” in Janus’s most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as updated from time to time in amendments and its subsequent filings with the SEC.

Non-GAAP Financial Measures

Janus uses measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis.
Adjusted EBITDA and Adjusted Net Income are non-GAAP financial measures used by Janus to evaluate its operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses and the allocation of internal resources. Accordingly, Janus believes Adjusted EBITDA and Adjusted Net Income provide useful information to investors and others in understanding and evaluating Janus’s operating results in the same manner as its management and board of directors and in comparison with Janus’s peer group companies. In addition, Adjusted EBITDA and Adjusted Net Income provide useful measures for period-to-period comparisons of Janus’s business, as they remove the effect of certain non-recurring events and other non-recurring charges, such as acquisitions, and certain variable or non-recurring charges. Adjusted EBITDA is defined as net income excluding interest expense, income taxes, depreciation expense, amortization, and other non-operational, non-recurring items. Adjusted Net Income is defined as net income plus the corresponding tax-adjusted add-backs shown in the Adjusted EBITDA reconciliation.

Please note that the Company has not provided the most directly comparable GAAP financial measure, or a quantitative reconciliation thereto, for the Adjusted EBITDA forward-looking guidance for 2025 and long-term outlook included in this communication in reliance on the “unreasonable efforts” exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. Due to the forward-looking nature of projected Adjusted EBITDA, providing the most directly comparable GAAP financial measure, or a quantitative reconciliation thereto, cannot be done without unreasonable effort due to the inherent uncertainty and difficulty in predicting certain non-cash, material and/or non-recurring expenses or benefits, legal settlements or other matters, and certain tax positions. Because these adjustments are inherently variable and uncertain and depend on various factors that are beyond the Company’s control, the Company is also unable to predict their probable significance. The variability of these items could have an unpredictable, and potentially significant, impact on our future GAAP financial results and amounts excluded from these non-GAAP measures in future periods could be significant.
Adjusted EBITDA and Adjusted Net Income should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA and Adjusted Net Income rather than net income (loss), which is the nearest GAAP equivalent of Adjusted EBITDA and Adjusted Net Income. These limitations include that the non-GAAP financial measures: exclude depreciation and amortization, and although these are non-cash expenses, the assets being depreciated may be replaced in the future; do not reflect interest expense, or the cash requirements necessary to service interest on debt, which reduces cash available; do not reflect the provision for or benefit from income tax that may result in payments that reduce cash available; exclude non-recurring items (i.e., the extinguishment of debt); and may not be comparable to similar non-GAAP financial measures used by other companies, because the expenses and other items that Janus excludes in the calculation of these non-GAAP financial measures may differ from the expenses and other items, if any, that other companies may exclude from these non-GAAP financial measures when they report their operating results. Because of these limitations, these non-GAAP financial measures should be considered along with other operating and financial performance measures presented in accordance with GAAP.

Janus International Group, Inc.
Consolidated Statements of Operations and Comprehensive Income
(In millions, except share and per share data)

	Three Months Ended (Unaudited)		Year Ended (Unaudited)
	December 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023
REVENUES
Product revenues	$182.5	$223.7	$779.4	$909.8
Service revenues	48.3	40.0	184.4	156.6
Total revenues	$230.8	$263.7	$963.8	$1,066.4
Product cost of revenues	109.9	120.3	442.3	500.8
Service cost of revenues	33.7	29.1	123.7	115.9
Cost of revenues	$143.6	$149.4	$566.0	$616.7
GROSS PROFIT	$87.2	$114.3	$397.8	$449.7
OPERATING EXPENSES
Selling and marketing	16.3	16.2	68.1	65.5
General and administrative	48.9	34.2	171.1	138.5
Impairment	$9.2	$—	$12.0	$—
Operating expenses	$74.4	$50.4	$251.2	$204.0
INCOME FROM OPERATIONS	$12.8	$63.9	$146.6	$245.7
Interest expense, net	(10.7)	(14.7)	(49.6)	(60.0)
Gain on sale of manufacturing facility	5.0	—	5.0	—
Loss on extinguishment and modification of debt	—	—	(1.7)	(3.9)
Other (expense) income	(0.2)	—	—	1.0
Other Expense, Net	$(5.9)	$(14.7)	$(46.3)	$(62.9)
INCOME BEFORE TAXES	$6.9	$49.2	$100.3	$182.8
Provision for income taxes	6.6	13.4	29.9	47.1
NET INCOME	$0.3	$35.8	$70.4	$135.7
Other comprehensive (loss) income	$(2.7)	$—	$(0.9)	$1.9
COMPREHENSIVE (LOSS) INCOME	$(2.4)	$35.8	$69.5	$137.6
Weighted-average shares outstanding, basic and diluted
Basic	140,896,386	146,831,705	144,256,152	146,782,101
Diluted	141,433,812	147,010,309	144,799,100	146,882,057
Net income per share, basic and diluted
Basic	$—	$0.24	$0.49	$0.92
Diluted	$—	$0.24	$0.49	$0.92
`

Janus International Group, Inc.
Consolidated Balance Sheets
(In millions, except share and per share data)

	(Unaudited)	(Unaudited)
	December 28, 2024	December 30, 2023
ASSETS
Current Assets
Cash and cash equivalents	$149.3	$171.7
Accounts receivable, less allowance for credit losses of $18.1 and $3.6 as of December 28, 2024 and December 30, 2023, respectively	136.5	174.1
Contract assets	23.2	49.7
Inventories	53.3	48.4
Prepaid expenses	7.2	8.4
Other current assets	16.0	10.8
Total current assets	$385.5	$463.1
Property, plant and equipment, net	56.8	52.4
Right-of-use assets, net	59.7	50.9
Intangible assets, net	373.5	375.3
Goodwill	383.1	368.6
Deferred tax assets, net	36.9	36.8
Other assets	5.8	2.9
Total assets	$1,301.3	$1,350.0
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$53.9	$59.8
Contract liabilities	17.9	26.7
Current maturities of long-term debt	8.8	7.3
Accrued expenses and other current liabilities	56.2	80.3
Total current liabilities	$136.8	$174.1
Long-term debt, net	583.2	607.7
Deferred tax liabilities, net	1.7	1.7
Other long-term liabilities	60.8	46.9
Total liabilities	$782.5	$830.4
Commitments and Contingencies
STOCKHOLDERS’ EQUITY
Common Stock, 825,000,000 shares authorized, $0.0001 par value, 147,280,524 and 146,861,489 shares issued as of December 28, 2024 and December 30, 2023, respectively	$—	$—
Treasury stock, at cost, 7,276,549 and 34,297 shares as of December 28, 2024 and December 30, 2023, respectively	(81.4)	(0.4)
Additional paid in capital	299.7	289.0
Accumulated other comprehensive loss	(3.8)	(2.9)
Retained earnings	304.3	233.9
Total stockholders’ equity	$518.8	$519.6
Total liabilities and stockholders’ equity	$1,301.3	$1,350.0

Janus International Group, Inc.
Consolidated Statements of Cash Flows
(In millions)

	Year Ended (Unaudited)
	December 28, 2024	December 30, 2023
Cash flows provided by operating activities
Net income	$70.4	$135.7
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation of property, plant and equipment	12.0	9.3
Noncash lease expense	7.6	6.3
Amortization of intangibles	32.0	29.8
Deferred finance fee amortization	2.4	3.6
Provisions for (reversal of) expected losses on accounts receivable	15.7	(0.7)
Share-based compensation	10.7	7.1
Impairment	12.0	—
Loss on extinguishment of debt	—	1.6
(Gain) loss on sale of property, plant, and equipment	(5.0)	0.1
Gain on equity method investment	(0.7)	—
Deferred income taxes, net	0.1	9.5
Changes in operating assets and liabilities, excluding effects of acquisition
Accounts receivable	24.2	(17.4)
Contract assets	26.2	(10.3)
Inventories	(4.8)	19.4
Prepaid expenses and other current assets	(3.9)	4.1
Other assets	—	(1.9)
Accounts payable	(6.1)	7.3
Contract liabilities	(9.1)	5.0
Accrued expenses and other current liabilities	(24.6)	10.0
Other long-term liabilities	(5.1)	(3.5)
Net cash provided by operating activities	$154.0	$215.0
Cash flows used in investing activities
Proceeds from sale of property plant and equipment	$8.9	$0.1
Purchases of property, plant and equipment	(20.1)	(19.0)
Payment for equity method investment	(2.5)	—
Cash paid for acquisitions, net of cash acquired	(59.4)	(1.0)
Net cash used in investing activities	$(73.1)	$(19.9)
Cash flows used in financing activities
Principal payments on long-term debt	(24.9)	(428.5)
Principal payments on finance lease obligations	(1.6)	(0.7)
Proceeds from issuance of long-term debt	—	337.6
Cash paid for common stock withheld for taxes	(1.7)	—
Repurchase of common stock	(78.8)	—
Payments for deferred financing fees	(0.2)	(10.8)
Other financing activities	4.2	—
Net cash used in financing activities	$(103.0)	$(102.4)
Effect of exchange rate changes on cash and cash equivalents	$(0.3)	$0.6
Net (decrease) increase in cash	$(22.4)	$93.3
Cash, beginning of fiscal year	$171.7	$78.4
Cash, end of fiscal year	$149.3	$171.7

Supplemental cash flows information
Interest paid	$58.9	$43.4
Income taxes paid	$26.8	$33.9
Cash paid for operating leases included in operating activities	$9.2	$8.4
Non-cash investing and financing activities
Right-of-use assets obtained in exchange for operating lease obligations	$15.9	$9.5
Right-of-use assets and lease liabilities reduced for terminated leases	0.5	—
Right-of-use assets obtained in exchange for finance lease obligations	$1.6	$3.1

RSU shares withheld included in accrued employee taxes	$0.1	$0.4
Excise taxes from common share repurchase included in accrued expenses	$0.8	$—
Purchases of property, plant and equipment in accounts payable	$0.2	$—
Property, plant and equipment obtained in exchange for operating lease obligations	$—	$1.6

Janus International Group, Inc.
Revenue by Sales Channel
(In millions, except percentages)

	Three Months Ended		Three Months Ended		Variance
	December 28, 2024	% of revenues	December 30, 2023	% of revenues	$	%
New Construction - Self Storage	$96.7	41.9%	$103.1	39.1%	$(6.4)	(6.2)%
R3 - Self Storage	56.7	24.6%	82.4	31.2%	(25.7)	(31.2)%
Self Storage	$153.4	66.5%	$185.5	70.3%	$(32.1)	(17.3)%
Commercial and Other	77.4	33.5%	78.2	29.7%	(0.8)	(1.0)%
Total	$230.8	100.0%	$263.7	100.0%	$(32.9)	(12.5)%

	Year Ended		Year Ended		Variance
	December 28, 2024	% of revenues	December 30, 2023	% of revenues	$	%
New Construction - Self Storage	$416.3	43.2%	$394.9	37.0%	$21.4	5.4%
R3 - Self Storage	245.7	25.5%	334.9	31.4%	(89.2)	(26.6)%
Self Storage	$662.0	68.7%	$729.8	68.4%	$(67.8)	(9.3)%
Commercial and Other	301.8	31.3%	336.6	31.6%	(34.8)	(10.3)%
Total	$963.8	100.0%	$1,066.4	100.0%	$(102.6)	(9.6)%

Janus International Group, Inc.
Reconciliation of Net Income to EBITDA* and Adjusted EBITDA*
(In millions, except percentages)

	Three Months Ended		Variance
	December 28, 2024	December 30, 2023
			$	%
Net Income	$0.3	$35.8	$(35.5)	(99.2)%
Interest expense, net	10.7	14.7	(4.0)	(27.2)%
Income taxes	6.6	13.4	(6.8)	(50.7)%
Depreciation	3.0	2.7	0.3	11.1%
Amortization	8.3	7.5	0.8	10.7%
EBITDA*	$28.9	$74.1	$(45.2)	(61.0)%
Restructuring (income) expenses(1)	(3.9)	0.2	(4.1)	(2050.0)%
Impairment(2)	9.2	—	9.2	100.0%
Acquisition expense(4)	0.1	—	0.1	100.0%
Other	0.3	—	0.3	100.0%
Adjusted EBITDA*	$34.6	$74.3	$(39.7)	(53.4)%

	Year Ended		Variance
	December 28, 2024	December 30, 2023
			$	%
Net Income	$70.4	$135.7	$(65.3)	(48.1)%
Interest expense, net	49.6	60.0	(10.4)	(17.3)%
Income taxes	29.9	47.1	(17.2)	(36.5)%
Depreciation	12.0	9.3	2.7	29.0%
Amortization	32.0	29.8	2.2	7.4%
EBITDA*	$193.9	$281.9	$(88.0)	(31.2)%
Restructuring (income) expenses(1)	(2.9)	1.2	(4.1)	(341.7)%
Impairment(2)	12.0	—	12.0	100.0%
Loss on extinguishment and modification of debt(3)	1.7	3.9	(2.2)	(56.4)%
Acquisition expense (income)(4)	3.5	(1.4)	4.9	(350.0)%
Other	0.3	—	0.3	100.0%
Adjusted EBITDA*	$208.5	$285.6	$(77.1)	(27.0)%
(1)Restructuring (income) expenses consist of the following: 1) facility relocations; 2) severance and hiring costs associated with our strategic transformation, including executive leadership team changes; 3) sale of a manufacturing facility; and 4) strategic business assessment and transformation projects.
(2)Impairment consists of the write down of the DBCI tradename intangible asset.
(3)Adjustments for loss on extinguishment and modification of debt are related to the write off of unamortized fees and third-party fees as a result of the debt modification completed in April 2024 and the debt refinancing of its existing certain First Lien Credit and Guarantee Agreement, dated as of February 12, 2018 (as amended to date, the “First Lien Term Loan”) pursuant to Amendment No. 6 to the First Lien Term Loan, that occurred in August 2023 (the “Amendment No. 6 First Lien”).
(4)Expenses or income related to various professional fees, net working capital finalization, and legal settlements from acquisition related activities.
*Janus uses measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis.
.
The Company has excluded a quantitative reconciliation of Adjusted EBITDA with respect to the Company’s 2025 guidance in the “2025 Financial Outlook” section under the “unreasonable efforts” exception in Item 10(e)(1)(i)(B) of Regulation S-K. Providing the most directly comparable GAAP financial measure, or a quantitative reconciliation thereto, cannot be done without unreasonable effort due to the inherent uncertainty and difficulty in predicting certain non-cash, material and/or non-recurring expenses or benefits, legal settlements or other matters, and certain tax positions. Because these adjustments are inherently variable and uncertain and depend on various factors that are beyond the Company's control, the Company is also unable to predict their probable significance. The variability of these items could have an unpredictable, and potentially significant, impact on our future GAAP financial results.

Janus International Group, Inc.
Reconciliation of Net Income to Non-GAAP Adjusted Net Income*
(In millions)

	Three Months Ended		Year Ended
	December 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023
Net Income	$0.3	$35.8	$70.4	$135.7
Net Income Adjustments[1]	5.7	0.2	14.6	3.7
Tax Effect on Net Income Adjustments[2]	(1.7)	(0.1)	(4.4)	(1.0)
Prior Year Adjustments[3]	3.4	—	1.5	—
Non-GAAP Adjusted Net Income*	$7.7	$35.9	$82.1	$138.4

(1)Refer to the Adjusted EBITDA table above for detailed breakout of adjustment items.
(2)Tax effected for the net income adjustments. Effective tax rates of 29.8% and 25.8% were used for the periods ended December 28, 2024 and December 30, 2023, respectively.
(3)Prior year adjustments for the three months ended December 28, 2024 includes a tax correction of $3.4. For the twelve months ended December 28, 2024 prior year adjustments includes a tax correction of $3.4 partially offset by a reduction in service cost of revenues of $1.9, net of tax.

*Janus uses measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis.

Janus International Group, Inc.
Non-GAAP Adjusted EPS*
(In Millions, except share and per share data)

	Three Months Ended
	December 28, 2024	December 30, 2023
Numerator:
GAAP Net Income	$0.3	$35.8
Non-GAAP Adjusted Net Income	$7.7	$35.9
Denominator:
Weighted average number of shares:
Basic	140,896,386	146,831,705
Adjustment for Dilutive Securities	537,426	178,604
Diluted	141,433,812	147,010,309

GAAP Basic EPS	$—	$0.24
GAAP Diluted EPS	$—	$0.24
Non-GAAP Adjusted Basic EPS	$0.05	$0.24
Non-GAAP Adjusted Diluted EPS	$0.05	$0.24

	Year Ended
	December 28, 2024	December 30, 2023
Numerator:
GAAP Net Income	$70.4	$135.7
Non-GAAP Adjusted Net Income	$82.1	$138.4
Denominator:
Weighted average number of shares:
Basic	144,256,152	146,782,101
Adjustment for Dilutive Securities	542,948	99,956
Diluted	144,799,100	146,882,057

GAAP Basic EPS	$0.49	$0.92
GAAP Diluted EPS	$0.49	$0.92
Non-GAAP Adjusted Basic EPS	$0.57	$0.94
Non-GAAP Adjusted Diluted EPS	$0.57	$0.94
*Janus uses measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis.

Janus International Group, Inc.
Non-GAAP Free Cash Flow Conversion*
(In millions, except percentages)

	Year Ended
	December 28, 2024	December 30, 2023
Cash flow from operating activities	$154.0	$215.0
Less: Purchases of property, plant and equipment	(20.1)	(19.0)
Free Cash Flow*	$133.9	$196.0

GAAP Net Income	$70.4	$135.7
Non-GAAP Adjusted Net Income*	$82.1	$138.4

Operating Cash Flow to GAAP Net Income	219%	158%
Free Cash Flow to Non-GAAP Adjusted Net Income (“conversion”)*	163%	142%

*Janus uses measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis.

Janus International Group, Inc.
Non-GAAP Net Leverage Ratio*
(In millions, except ratios)

	Year Ended
	December 28, 2024	December 30, 2023
Note payable - First Lien	$598.5	$623.4
Less: Cash	149.3	171.7
Net Debt*	$449.2	$451.7

Net Income	$70.4	$135.7
Adjusted EBITDA	$208.5	$285.6

Long-Term Debt to Net Income	8.5	4.6
Non-GAAP Net Leverage Ratio*	2.2	1.6
*Janus uses measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis.

Investor Contact

Sara Macioch
Senior Director, Investor Relations

IR@janusintl.com
(770) 562- 6399

Media Contact

Suzanne Reitz
Vice President of Marketing

770-746-9576
Marketing@Janusintl.com

Source: Janus International Group, Inc.